Exhibit 99.1

Vaxart Announces First Quarter 2020 Financial Results

and Provides Corporate Update

Lead Vaccine Candidates for COVID-19 are Highly Immunogenic in Preclinical Testing

COVID-19 Phase 1 Clinical Study Planned for 2H20

SOUTH SAN FRANCISCO, Calif., May 12, 2020 – Vaxart, Inc. (“Vaxart” or the “Company”), a clinical-stage biotechnology company developing oral recombinant vaccines that are administered by tablet rather than by injection, today announced financial results for the first quarter ended March 31, 2020 and provided a corporate update.

“In January we pivoted to COVID-19, and we are now on track to start a first Phase 1 study in the second half of this year with our oral tablet vaccine,” said Wouter Latour, MD, chief executive officer of Vaxart, “We are developing a state-of-the-art gene-based vaccine utilizing our proprietary vector platform, and the lead candidate vaccines performed well in preclinical testing, generating very high levels of antibodies.”

“For COVID-19, a key challenge will be to manufacture sufficient vaccine and efficiently vaccinate the millions at risk, and ultimately the entire population. Our vaccines are administered orally using a room temperature-stable tablet, an enormous logistical advantage over injectable vaccines in large vaccination campaigns. The bulk vaccine does not require sterile fill and finish, a significant bottleneck for injectable vaccines, but can be tableted very efficiently using high throughput industrial tableting equipment.”

Corporate Highlights:

In preclinical testing, the Company’s lead vaccine candidates generated robust anti-SARS CoV-2 antibodies in all tested animals after both the first and second dose, with a clear boosting effect after the second dose. Antibody responses in all vaccinated groups were statistically significant (p<0.002), with median ELISA IgG antibody titers above 10,000 compared to a median titer of 1 in the untreated controls, a larger than 10,000 fold increase.

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The manufacturing collaboration with Emergent BioSolutions is progressing well and, provided Vaxart elects to proceed, Emergent is on schedule to produce bulk cGMP vaccine in time for initiation of a Phase 1 clinical study during the second half of 2020.

●	The Universal Influenza vaccine collaboration with Janssen remains on schedule to provide results by mid-2020.

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The Company continues to pursue strategic, financial and public-private partnerships to advance its development candidates, including its coronavirus vaccine candidates, norovirus and seasonal influenza vaccine programs.

Financial Results for the Three Months Ended March 31, 2020

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Vaxart reported a net loss of $1.3 million for the first quarter of both 2020 and 2019. Net loss per share was $0.02 in 2020 compared to $0.18 in 2019 due to an increase in the number of shares outstanding.

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Vaxart ended the quarter with cash and cash equivalents of $29.9 million compared to $13.5 million at December 31, 2019. The increase was primarily due to $9.2 million of net proceeds raised in a registered direct offering of common stock and warrants and $10.3 million from the exercise of common stock warrants, partially offset by $3.2 million of cash used in operations.

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Revenue for the quarter was $2.9 million compared to $5.4 million in the first quarter of 2019. The $2.5 million decrease was principally due to the loss of royalty revenue of $0.7 million for Relenza following the expiration of the patent and a decrease of $1.9 million in royalty revenue for Inavir, partly due to higher sales in the three months ended December 31, 2019.

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Research and development expenses were $1.5 million for the quarter compared to $3.8 million for the first quarter of 2019. The decrease was mainly due to a reduction in personnel costs after we ceased internal manufacturing as part of our December 2019 restructuring and a reduction in expenditure on our norovirus vaccine candidate.

●	General and administrative expenses were $2.0 million for the quarter, substantially unchanged from the first quarter of 2019.

About Vaxart

Vaxart is a clinical-stage biotechnology company primarily focused on developing oral recombinant protein vaccines based on its proprietary oral vaccine platform. Vaxart’s vaccines are designed to generate broad and durable immune responses that protect against a wide range of infectious diseases and may also be useful for the treatment of chronic viral infections and cancer. Vaxart’s vaccines are administered using a convenient room temperature-stable tablet, rather than by injection. Vaxart believes that tablet vaccines are easier to distribute and administer than injectable vaccines and have the potential to significantly increase vaccination rates. Vaxart’s development programs include oral tablet vaccines that are designed to protect against coronavirus, norovirus, seasonal influenza and respiratory syncytial virus (“RSV”), as well as a therapeutic vaccine for human papillomavirus (“HPV”). For more information, please visit www.vaxart.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Vaxart’s strategy, prospects, plans and objectives, results from pre-clinical and clinical trials, commercialization agreements and licenses, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “should,” “believe,” “could,” “potential,” “will,” “expected,” “plan” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to Vaxart’s ability to develop and commercialize its product candidates and clinical results and trial data (including plans with respect to the COVID-19 vaccine product candidates); expectations relating to Vaxart’s relationship with Emergent, including Emergent’s ability to produce bulk cGMP vaccine and the timing thereof; and Vaxart’s expectations with respect to the important advantages it believes its oral vaccine platform can offer over injectable alternatives, particularly for mucosal pathogens such as norovirus, flu and RSV, as well as coronaviruses such as SARS, MERS and SARS-CoV-2. Vaxart may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of any product candidate, including the possibility that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; that a Vaxart collaborator may not attain development and commercial milestones; that Vaxart may experience manufacturing issues and delays due to events within, or outside of, Vaxart’s control, including the recent outbreak of COVID-19; that Vaxart may not be able to obtain, maintain and enforce necessary patent and other intellectual property protection; that Vaxart’s capital resources may be inadequate; Vaxart’s ability to obtain sufficient capital to fund its operations on terms acceptable to Vaxart, if at all; the impact of government healthcare proposals and policies; competitive factors; and other risks described in the “Risk Factors” sections of Vaxart’s Quarterly and Annual Reports filed with the SEC. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

Contact

Brant Biehn
Vaxart, Inc.
650 550 3500
IR@vaxart.com

Vaxart, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
	(Unaudited)	(1)
	(In thousands)
Assets
Cash and cash equivalents	$29,859	$13,526
Accounts receivable	2,663	3,619
Prepaid and other assets	1,281	594
Property and equipment, net	191	210
Right-of-use assets, net	1,910	1,990
Intangible assets, net	16,660	17,093
Total assets	$52,564	$37,032

Liabilities and stockholders’ equity
Accounts payable	$793	$852
Accrued and other liabilities	4,298	4,583
Liability related to sale of future royalties	14,054	16,332
Operating lease liabilities	2,126	2,313
Total liabilities	21,271	24,080
Stockholders’ equity	31,293	12,952
Total liabilities and stockholders’ equity	$52,564	$37,032

(1) Derived from the audited consolidated financial statements of Vaxart, Inc. for the year ended December 31, 2019, included on the Form 10-K filed with the Securities and Exchange Commission on March 19, 2020.

Vaxart, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in thousands, except share and per share amounts)

Revenue	$2,902	$5,407
Operating expenses:
Research and development	1,542	3,829
General and administrative	1,990	2,026
Restructuring costs	64	—
Total operating expenses	3,596	5,855
Loss from operations	(694)	(448)
Other income and (expenses), net	(450)	(641)
Provision for income taxes	(153)	(250)
Net loss	$(1,297)	$(1,339)
Net loss per share, basic and diluted	$(0.02)	$(0.18)
Shares used in computing net loss per share, basic and diluted	60,677,145	7,301,189